UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2019

INSEEGO CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38358	81-3377646
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12600 Deerfield Parkway, Suite 100

Alpharetta, GA 30004

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 812-3400

Not Applicable

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

New Warrant

In order to provide additional funding for the Company’s operations, two existing stockholders of Inseego Corp., a Delaware corporation (the “Company”), Golden Harbor Ltd., an affiliate of Tavistock Group (“Golden Harbor”), and North Sound Trading, L.P. (“North Sound” and, together with Golden Harbor, the “Investors”), agreed to exercise Common Stock Purchase Warrants issued by the Company to the Investors on August 6, 2018 (the “Existing Warrants”). Upon exercise of the Existing Warrants, Golden Harbor purchased 3,166,275 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and North Sound purchased 1,055,425 shares of the Common Stock, each at an exercise price of $2.52 per share, for aggregate cash proceeds to the Company of approximately $10.6 million. In connection with the Investors exercising the Existing Warrants, on March 28, 2019, the Company issued to Golden Harbor a new warrant to purchase 1,875,000 shares of Common Stock and issued to North Sound a new warrant to purchase 625,000 shares of Common Stock (each a “New Warrant” and, collectively, the “New Warrants”).

Each New Warrant has an exercise price of $7.00 per share of Common Stock, subject to adjustment for stock splits, reverse stock splits, stock dividends and similar transactions, will be exercisable at any time on or after September 28, 2019, and will expire on June 30, 2022. Each New Warrant will be exercisable on a cash basis unless, at the time of such exercise, the shares of Common Stock issuable upon exercise of the New Warrants cannot be immediately resold pursuant to an effective registration statement or Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”) without volume or manner of sale restrictions, in which case such New Warrant shall also be exercisable on a cashless exercise basis.

Except as expressly set forth therein, the New Warrants do not confer upon their holders any voting or other rights as a stockholder of the Company.

Amendment to Rights Agreement

In connection with the issuance of the New Warrants, on March 28, 2019, the Company entered into an Amendment No. 3 (the “Third Amendment to Rights Agreement”) to that certain Rights Agreement, dated January 22, 2018, as amended by that certain Amendment No. 1 to Rights Agreement, dated August 6, 2018, and as amended by that certain Amendment No. 2 to Rights Agreement, dated December 4, 2018, between the Company and Computershare Trust Company, N.A., as rights agent (the “Rights Agreement”), for the purpose of modifying the definition of “Acquiring Person” under the Rights Agreement to permit each of the Investors to remain a Grandfathered Stockholder (as defined in the Rights Agreement) and not be deemed an “Acquiring Person” under the Rights Agreement in connection with the Investors’ purchase of the New Warrants.

The Investors will remain Grandfathered Stockholders as long as they do not acquire, after the date of the Third Amendment to Rights Agreement, beneficial ownership of Company securities (other than as a result of any adjustment provision or the accrual of interest under any outstanding convertible notes) equal to more than 0.50% of the then-outstanding Common Stock.

The foregoing descriptions of the New Warrants and the Third Amendment to Rights Agreement do not purport to be complete and are qualified in their entirety by reference to copies of the New Warrants and Third Amendment to Rights Agreement that are filed as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The New Warrants were issued in reliance upon an exemption from registration pursuant to Section 4(a)(2) of the Securities Act. The issuance did not involve any underwriters, underwriting discounts or commissions, or any public offering. The Company made no solicitation in connection with the issuance other than communications with the Investors. The Investors are each an “accredited investor,” as such term is defined in the Securities Act, and the Investors have access to adequate information about the Company in order to make an informed investment decision.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.02.

Item 3.03	Material Modifications to the Rights of Security Holders.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

4.1	Common Stock Purchase Warrant issued to Golden Harbor Ltd., dated March 28, 2019, by Inseego Corp.

4.2	Common Stock Purchase Warrant issued to North Sound Trading, L.P., dated March 28, 2019, by Inseego Corp.

4.3	Amendment No. 3 to Rights Agreement, dated March 28, 2019, by and between Inseego Corp. and Computershare Trust Company, N.A., as rights agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSEEGO CORP.

Date: March 29, 2019	By:	/s/ Stephen Smith
Stephen Smith
Executive Vice President and Chief Financial Officer